UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	13-3087510
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

In September of 2009, Deep Well Oil & Gas, Inc. through its 100% owned subsidiaries, Northern Alberta Oil Ltd. and Deep Well Oil & Gas (Alberta) Ltd. (collectively “Deep Well” or the “Company”) applied to the Alberta Energy Regulator (“AER”) for a commercial bitumen recovery scheme for potential thermal development using cyclical steam stimulation (“CSS”) on one of Deep Well’s vertical wells. In October of 2010, this initial application was approved by the AER. In February 2012, Deep Well filed an application with the AER to modify its previously approved CSS application to use horizontal well CSS instead of vertical well CSS and on August 19, 2013, Deep Well received approval from the AER on the modified application submitted by Deep Well for a thermal recovery development project using Horizontal CSS (“HCSS”).

Item 9.01                      Financial Statements and Exhibits.

The Company issued a press release on August 27, 2013 announcing its AER approval, which is filed herewith as Exhibit 99.1.

(a)  Financial Statements

Not Applicable.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
99.1	Press Release dated August 27, 2013, filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: August 27, 2013	By:	/s/ Horst A. Schmid
Dr. Horst A. Schmid
President and CEO